UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
SUPERTEL HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERTEL HOSPITALITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 10, 2015

The Annual Meeting of the shareholders of Supertel Hospitality, Inc. will be held at the Embassy Suites Omaha, 555 South 10th Street, Omaha, Nebraska 68102, on Wednesday, June 10, 2015, at 10:00 a.m., local time, for the following purposes:

Holders of common stock and Series C convertible preferred stock voting as a single class will vote:

1.	To elect seven directors to serve on the Board of Directors until the annual meeting of shareholders in 2016 or until their successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent auditors for 2015.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Series A preferred stock and Series B preferred stock will vote as a single class:

1.
To elect two directors (the “Preferred Stock Directors”) to serve on the Board of Directors until the next annual meeting or until their successors have been duly elected and qualified, or until such earlier time as provided in the Company’s articles of incorporation.

Only holders of common stock and Series C convertible preferred stock of the Company of record as of the close of business on April 29, 2015 will be entitled to notice of and to vote, with respect to matters such shareholders will vote upon, at the Annual Meeting and any adjournments thereof.  Only holders of Series A preferred stock and Series B preferred stock of the Company of record as of the close of business on April 29, 2015 will be entitled to notice of and to vote, with respect to matters such shareholders will vote upon, at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

On March 9, 2015, JCP Investment Partnership, L.P., a Texas limited partnership (“JCP”), submitted two nominees for election by the holders of the Series A preferred stock and Series B preferred stock as Preferred Stock Directors. JCP Partnership advised that it owns a total of 1000 shares of Series A preferred stock, which is .00125% of the outstanding Series A preferred stock, and a total of 1000 shares of common stock, which is .0002% of the outstanding common stock.  JCP has filed preliminary proxy materials indicating its intent to nominate these two individuals as Preferred Stock Directors in opposition to the nominees set forth herein.  You may receive solicitation materials from JCP, including proxy statements and proxy cards.  We are not responsible for the accuracy or lack of accuracy of any information provided by JCP or its nominees contained in solicitation materials filed or disseminated by or on behalf of JCP and any other statements that JCP may make.  Our Nominating Committee, after engaging in its normal governance process, has determined not to endorse any of the JCP nominees. Our Board of Directors unanimously recommends that you vote FOR the election of each of our two nominees for Preferred Stock Directors. Our Board of Directors strongly urges you not to sign or return any proxy card sent to you by JCP. If you have previously submitted a proxy card sent to you by JCP, you can revoke that proxy and vote for our two nominees by using the enclosed WHITE Preferred Stock Proxy Card.

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly.  You may vote your shares by completing, signing, dating and mailing the WHITE Proxy Card or WHITE Preferred Stock Proxy Card, as applicable, in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you execute a proxy by mailing in the WHITE proxy card and/or the WHITE Preferred Stock Proxy Card, as applicable, but later to decide to attend the Annual Meeting in person you may, if you wish, vote personally on all matters at any time before your proxy is voted.

By Order of the Board of Directors,

JAMES H. FRIEND Chairman of the Board
Norfolk, Nebraska

May 6, 2015

If you have any questions or require assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor, New York, New York 10005

1-(866)-388-7452 (toll free)

SUPERTEL HOSPITALITY, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Supertel Hospitality, Inc. (the Company) for use at the annual meeting of shareholders to be held on Wednesday, June 10, 2015 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701. This Proxy Statement, the applicable WHITE Proxy Card or WHITE Preferred Stock Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about May 6, 2015.

The Proxy Solicitation

The WHITE Proxy Card, if you are a holder of common stock or Series C convertible preferred stock, and the WHITE Preferred Stock Proxy Card, if you are a holder of Series A preferred stock or Series B preferred stock, are the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company through the telephone, electronic communication and use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $25,000, plus expenses. Proxies may also be solicited by directors, director nominees and employees of the Company. Proxies may be solicited by mail, electronic communications and by telephone call.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the applicable WHITE Proxy Card or WHITE Preferred Stock Proxy Card. If no specification is made, the proxy will be voted “for” the nominees for directors set for the on the proxy card and all other matters as recommended by the Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be held on June 10, 2015:

The proxy statement and annual report to shareholders for the fiscal year ended December 31, 2014 are available under “Investor Relations” at our website: www.supertelinc.com.

Voting Rights of Holders of the Common Stock and the Series C Convertible Preferred Stock

Only those holders of record of the common stock and the Series C convertible preferred stock at the close of business on April 29, 2015, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting, on each matter presented to such holders at the Annual Meeting. At the close of business on April 29, 2015, the Company had 4,927,797 shares of common stock outstanding, $.01 par value per share, and 3,000,000 shares of voting Series C convertible preferred stock outstanding.

The holders of the common stock and the holders of the Series C convertible preferred stock will vote together as one voting group.  Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.  At this Annual Meeting, each share of the Series C convertible preferred stock entitles the record holder thereof to 0.2089 votes per share upon each matter to be voted upon at the Annual Meeting.  Cumulative voting is not permitted.

Series C Convertible Preferred Stock Vote Determination

The holders of the Series C convertible preferred stock vote with the holders of the common stock as one voting group, subject to certain voting limitations. For any vote, the voting power of the Series C convertible preferred stock is equal to the lesser of: (a) 0.78625 votes per share, or (b) an amount of votes per share of Series C convertible preferred stock such that the vote of all shares of Series C convertible preferred stock in the aggregate equal 34% of the combined voting power of all Supertel voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by Real Estate Strategies L.P. and its affiliates. We have been advised by Real Estate Strategies L.P. that as of April 29, 2015, the record date, it and its affiliates beneficially own 1,261,723 shares of common stock in addition to the 3,000,000 shares of Series C convertible preferred stock.

At the close of business on April 29, 2015, the record date, there were 4,927,797 shares of common stock outstanding, representing 4,927,797 votes entitled to be cast at the Annual meeting. Voting power of 0.78625 votes per share of Series C convertible preferred stock exceeds 34% of the votes entitled to be cast at this Annual Meeting.  Accordingly, the aggregate number of votes that may be cast by the holders of the common stock and the Series C convertible preferred stock at this Annual Meeting, voting together as one voting group, is 5,554,657 votes, of which 626,860 votes, or 0.2089 votes per share, may be cast by the holders of the Series C convertible preferred stock.

Voting Rights of the Holders of the Series A Preferred Stock and the Series B Preferred Stock

Dividends on the Series A preferred stock have been in arrears for six consecutive months and more and dividends on the Series B preferred stock have been in arrears for six consecutive quarterly periods and more.  Holders of the Series A preferred stock and holders of the Series B preferred stock, voting together as a single class, are therefore entitled to elect two directors.

Only those holders of record of the Series A preferred stock and the Series B preferred stock at the close of business on April 29, 2015, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting, on the matter to be presented to such holders at the Annual Meeting. The Company has 803,270 shares of Series A preferred stock and 332,500 shares of Series B preferred stock outstanding.  The holders the Series A preferred stock and the Series B preferred stock will vote together as a single voting class, representing 1,634,520 votes, to elect two directors (the “Preferred Stock Directors”) at the Annual Meeting. Each share of Series A preferred stock entitles the record holder thereof to one vote and each share of Series B preferred stock entitles the record holder thereof to 2.5 votes. Cumulative voting is not permitted. Aside from the election of the Preferred Stock Directors and for any adjournment, the Series A preferred stock and Series B preferred stock are not entitled to vote on any other matter.

Quorums

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock and Series C convertible preferred stock, voting as one group, will constitute a quorum for all matters upon which such holders of are entitled to vote. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the Series A preferred stock and the Series B preferred stock, voting as one group, will constitute a quorum for the election of the Preferred Stock Directors. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Vote Required

The seven nominees for election to the Board of Directors by the holders of the common stock and Series C Convertible Stock, voting as one group, receiving the most votes cast at the Annual Meeting by the holders of the common stock and the Series C convertible preferred stock, will be elected directors; therefore broker non-votes will not affect the outcome of the election of these directors.

With regard to any other matter submitted to the holders of the common stock and Series C convertible preferred stock, including ratification of KPMG LLP as the Company’s independent auditors for 2015, such holders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved.

Two of the four nominees by the Company and JCP for election to the Board of Directors by the holders of the Series A preferred stock and the Series B preferred stock, voting as one group, receiving the most votes cast at the Annual Meeting by the holders of the Series A preferred stock and the Series B preferred stock, will be elected as Preferred Stock Directors; therefore broker non-votes will not affect the outcome of the election of these directors.

Background of the Solicitation

The following is a chronology of events with respect to discussion with JCP and the filing of this Proxy Statement.

On January 13, 2015, Don Landry, Chairman of the Company’s Nominating Committee, received a message from Michael (Mike) Sutton, a member of JCP Investment Management, LLC (“JCP”) that JCP would like to start the process on filling the two board seats by directors elected by the Series A preferred stock.

On January 23, 2015, the Nominating Committee, consisting of Messrs. Landry, French and Sabin, held a teleconference meeting at which Mr. Landry discussed the interest of Mike Sutton and Edward (Ted) Collie of JCP in serving as directors elected by the holders of the Series A preferred stock.  Mr. Landry noted that Mike Sutton advised that he had thoughts on where the Company should be focused, though he had not shared any details when requested by Mr. Landry.

On February 3, 2015, after a discussion with JCP, Robert W. Baird & Co. Incorporated (“Baird”), as agent for the Company, submitted the Company’s standard confidentiality agreement to JCP, preparatory to providing JCP with material non-public information on the Company.  On February 4, 2015, JCP submitted a revised confidentiality agreement which deleted the “standstill” provision which, among other things, provided the JCP would not for two years, without the Company’s consent, act to seek to control or influence the management of the Company, Board of Directors or policies of the Company.  On February 5, 2015, Baird informed Mike Sutton that the Company would not provide material non-public information without a standstill provision.

On February 6, 2015, Mike Sutton called Don Landry to inquire of the status of the nominee selection for election as directors by the holders of Series A preferred stock.  Mr. Landry advised him that the Nominating Committee was putting together information which included the JCP proposed candidates and substantial holders of Series A preferred stock and Series B preferred stock.  Mr.  Landry, reiterated his prior requests to Mr. Sutton to disclose the amount of JCP’s preferred stock holdings.  Mr. Sutton responded that he didn’t know the amount of the Series A preferred stock owned by JCP.   Mr. Sutton advised Mr. Landry that JCP would not sign the confidentiality agreement with the standstill provision.  He proposed that the JCP candidates be appointed to the Board of Directors to fill the seats and that they also be nominated for election to these seats by the Series A preferred holders at the 2015 annual shareholders meeting.  Mr. Landry advised Mr. Sutton that the Company would follow the Company’s nomination process and he would like to hear Mr. Sutton’s strategies and the benefits to the Company that would come from the inclusion of the JCP nominees.

On February 9, 2015, Mr. Sutton sent a message to Mr. Landry in which he advised that in Mr. Sutton’s opinion that JCP had the legal right to appointment to the two seats on the Board and was requesting such appointment immediately plus nomination at the 2015 annual shareholders meeting.  Mr. Sutton stated that JCP may be willing to offer an equity infusion and/or lead a global restructuring of the Company’s debt and equity.  Mr. Landry advised Mr. Sutton that the Company would go through its normal process for determining nominees.

Subsequently and several times during February and March, Mr. Landry asked Mr. Sutton for JCP’s strategy to refinance the Company’s debt and plans for a capital infusion by JCP into the Company.  Mr. Landry received no substantive response to his multiple requests.

On March 9, 2015 in a public release, and in a notice provided to the Company, JCP provided its notice of nomination of Edward M. (Ted) Collie and Michael Sutton for election to the Board of Directors by the holders of the Series A preferred stock.  In the announcement, JCP advised that it beneficially owns a total of 1,000 shares of Series A preferred stock and a total of 1,000 shares of common stock of the Company.

On March 11, 2015, James Pappas and Mike Sutton of JCP called Bill Blackham, the Company’s recently appointed Chief Executive Officer, and suggested that JCP may make an investment in the Company and complained of the lack of progress in obtaining board seats.  Mr. Blackham advised them that investors typically make a meaningful investment concurrently with obtaining board representation, and if they have strategies for the Company’s structure, these should be submitted to the Company.

On March 16, 2015, the Nominating Committee met to review information on potential nominees for seats on the Board, including the JCP nominees.  The Committee determined to schedule interviews with the candidates.

On March 20, 2015, JCP informed Bill Blackham that it was revising the Company’s proposed confidentiality agreement into a “Settlement Agreement” for the two board seats.  Mr. Blackham advised Mr. Pappas that the Company would not provide board seats without following the nomination process, but would be interested in JCP’s specific proposed changes to the draft confidentiality agreement provided by the Company.

On March 24, 2015, the Nominating Committee interviewed Mike Sutton by telephone, with James Pappas on the call.  Mr. Pappas volunteered additional responses to Mr. Sutton’s responses.  In the course of the interview, Mr. Sutton’s experience in real estate financing was explored as well as any strategies to benefit the Company.  Mr. Sutton advised that he would provide strategies that would benefit the Company, but upon questioning did not provide specific strategies. The Nominating Committee sought to interview Mr. Collie, but was advised that he was not available.

The Nominating Committee continued to seek an interview with Mr. Collie, but Mr. Collie did not respond.  On April 1, 2015, Mr. Pappas advised Mr. Landry that discussions were ended, and that JCP intended to pursue the board seats at the 2015 annual meeting.

On April 2, 2015, the Nominating Committee met to discuss candidates for election to the Board of Directors at the 2015 annual meeting of shareholders.  The Committee reviewed information on Kelly Walters, John Dinkel, Mike Sutton and Edward Collie, and other candidates under consideration for the two board seats to be elected by the holders of the Series A preferred stock and the Series B preferred stock.  The Committee noted that the qualifications of Mr. Walters were well-known to the Committee as the Company’s former CEO and that he had held Series B preferred stock and common stock for several years and currently holds 2,604 shares of Series B preferred stock.  The Committee discussed the interview of Mr. Dinkel and his background as a business owner and holder for several years of common stock and 31,202 shares, or 3.9% of the outstanding Series A preferred stock and 13,269 shares, or 4.0%, of the outstanding Series B preferred stock.  The Committee reviewed information on JCP, Mike Sutton and Edward Collie and the interview with Mike Sutton and the Committee’s inability to interview Mr. Collie.  The Committee noted Mr. Sutton’s statements concerning strategies to improve the Company’s debt situation and benefit equity holders.  However, the Committee viewed the descriptions provided by Mr. Sutton as vague and that additional information on such strategies were never provided by Mr. Sutton although requested multiple times.  The Committee noted that although the parties had not reached agreement on a confidentiality agreement, there was significant financial information publicly available in the Company’s reports filed with the Securities and Exchange Commission for JCP to develop specific strategies, if any, to discuss with the Company for debt improvement and equity enhancement.  After discussion, the Nominating Committee nominated Kelly Walters and John Dinkel as nominees for election by the holders of the Series A preferred stock and Series B preferred stock, voting as one class, at the 2015 annual meeting of shareholders.

In making such recommendation, Mr. Walters extensive knowledge and experience with the Company as well as his long-term preferred shareholder status and Mr. Dinkel’s perspective as a significant long-term preferred shareholder were important attributes in the view of the Nominating Committee.  The Committee viewed communications with JCP and Mike Sutton over January through March as non-informative on the strategies JCP purported to bring to the Company. The failure to engage in in-depth discussions and the termination of communications by JCP before Mr. Collie could be interviewed were matters that weighed against the nomination of Messrs. Collie and Sutton.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and preferred stock as of April 29, 2015 by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director or nominee, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of April 29, 2015.

With respect to our continuing qualification as a real estate investment trust, our Articles of Incorporation contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock.  Our Articles of Incorporation permit the Board of Directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the Board to determine that granting the exemption would not result in Supertel losing its qualification as a REIT. Under the Internal Revenue Service (IRS) rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of the Series C convertible preferred stock provided representations and undertakings necessary for the Board to grant such an exemption, including a representation that no individual will own 9.9% or more of any class of Supertel stock (per IRS definitions) as a result of the holder’s acquisition of the Series C convertible preferred stock and related warrants for the purchase of common stock or the purchase of common stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Real Estate Strategies L.P.	Series C convertible
2 Church Street	preferred stock	3,000,000	(2)	100%
Hamilton DO HM CX, Bermuda	common stock	1,888,583	(2)	34.0%
He Zhengxu Institute of Math, AMSS, CAS Zhongguancun, Haidian District Beijing 100080, PRC	common stock	462,622	(3)	9.4%
J. William Blackham	common stock	657,894	(4)	12.3%
Kelly A. Walters	common stock	34,972	(5)
	Series B preferred stock	2,604
George R. Whittemore	common stock	19,933	(6)
John M. Sabin	common stock	8,296
	Series B preferred stock	200
James H. Friend	common stock	1,621
Donald J. Landry	common stock	10,568
	Series A preferred stock	500
	Series B preferred stock	200
Daniel R. Elsztain	common stock	5,046
Corrine L. Scarpello	common stock	7,096	(7)
	Series B preferred stock	225
Patrick E. Beans	common stock	3,000
	Series B preferred stock	500
Jeffrey W. Dougan	common stock	3,764	(8)
John M. Dinkel	common stock	151,298
	Series A preferred stock	31,202
	Series B preferred stock	13,269
Daphne J. Dufresne	common stock	-0-
All directors and executive	common stock	752,190	(9)	15.3%
officers as a group (11 persons)	Series A preferred stock	500
	Series B preferred stock	3,729

(1)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities.  In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of April 10, 2015. The denominator excludes the shares of common stock that would be acquired by any other person upon such exercise.

(2)
Real Estate Strategies L.P., an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima ("IRSA"), an Argentinean-based publicly traded company, acquired 3,000,000 shares of Series C convertible preferred stock and 3,750,000 warrants from Supertel in a private placement in February 2012.  Up to 18,750,000 shares of common stock may be issued upon conversion of the Series C convertible preferred stock, and up to 3,750,000 shares of common stock may be issued upon the exercise of the warrants.  Real Estate Strategies L.P. and its affiliates’ beneficial ownership of voting stock at any time is limited to 34% of the issued and outstanding voting stock of Supertel, notwithstanding preferred voting or conversion rights or warrant exercise rights. “Voting stock” includes the common stock, and means capital stock having the power to vote generally for the election of directors of Supertel. The maximum number of shares of common stock that Real Estate Strategies L.P. is entitled to receive on April 29, 2015 through the conversion of shares of Series C convertible preferred stock or warrants held by it to purchase common stock is 626,860 shares.
Based on information appearing in Amendment No. 2 to a Schedule 13D filed by the Elsztain Group with the Securities and Exchange Commission on June 19, 2014, the Elsztain Group, which includes Real Estate Strategies L.P., has shared voting and shared dispositive power over 1,261,723 shares of common stock and the 3,000,000 shares of Series C convertible preferred stock. The Elsztain Group, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain,  and the following entities controlled, either directly or indirectly, by Mr. Elsztain:  Consultores Assets Management S.A. , Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Idalgir S.A., Consultores Venture Capital Ltd., Ifis Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, IRSA, Tyrus S.A., Jiwin S.A., Efanur SA and Real Estate Strategies L.P.

(3)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on February 2, 2015.
(4)	Includes 430,000 shares of common stock which Mr. Blackham has the right to acquire through the exercise of an employment grant warrant.
(5)	Includes 3,125 shares of common stock which Mr. Walters has the right to acquire through the exercise of options.
(6)	Includes 5,772 shares of common stock owned by Mr. Whittemore’s wife.
(7)	Includes 2,500 shares of common stock which Ms. Scarpello has the right to acquire through the exercise of options.
(8)	Includes 1,041 shares of common stock which Mr. Dougan has the right to acquire through the exercise of options.
(9)	Includes 436,656 shares of common stock which the directors and executive officers have the right to acquire through the exercise of options and warrants.

CORPORATE GOVERNANCE

Independence

The Company’s articles of incorporation and the Nasdaq Stock Market listing standards each require that a majority of the Board of Directors are independent directors.  The articles of incorporation defines an independent director as a person who is not an officer or employee of the Company or an affiliate of (a) any advisor to the Company under an advisory agreement, (b) any lessee of any property of the Company, (c) any subsidiary of the Company, or (d) any partnership which is an affiliate of the Company.

The Nasdaq Stock Market listing standards defines an independent director as a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons are not considered independent under the listing standards:

•	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•
a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

•	compensation for Board or Board committee service;

•	compensation paid to a family member who is an employee (other than an executive officer) of the Company ; or

•	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	payments arising solely from investments in the Company’s securities; or

•	payments under non-discretionary charitable contribution matching programs;

•
a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

•
a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Board of Directors

The current eight-member Board of Directors is comprised of a majority of independent directors, as defined by the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation. The Board of Directors has determined that the following directors are independent under the Company’s Articles of Incorporation and the Nasdaq Stock Market listing standards: Messrs. Elsztain, Friend, Landry, Sabin, and Whittemore.

The Board of Directors held seven meetings in 2014.  During 2014, all directors attended at least 75% of all Board meetings and meetings of the committees on which they served. The non-employee directors met in executive session at seven board meetings in 2014 without management present, and intend to meet in executive session without management present at future board meetings.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so.  Six Board members attended the Company’s 2014 Annual Meeting of Shareholders.

The Company’s Board of Directors has four standing committees:  an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors. In September 2014, following Mr. Walters’ announcement that he planned to step down as Chief Executive Officer, the Company’s Board of Directors formed a Search Committee for the purpose of searching for, and providing the Board with, candidates for the position of Chief Executive Officer.

Board Leadership and Risk Oversight

The Board leadership structure consists of a non-employee Chairman, which the Board believes is appropriate for the Company at this time. The Board of Directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the Board of Directors to the Audit Committee and the Compensation Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight.

Compensation Committee

The Compensation Committee consists of Messrs. Whittemore (Chairman), Landry, Sabin and Elsztain.  Mr. Elsztain was appointed to the Compensation Committee in March 2015.  All current members of the Compensation Committee are independent within the meaning of the Nasdaq Global Market listing standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held three meetings during 2014.  The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.”

Nominating Committee

The Nominating Committee consists of Messrs. Sabin, Friend and Landry (Chairman). Mr. Landry was appointed to the Nominating Committee in April 2014 and Mr. Sabin was appointed to the Nominating Committee in September 2014. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is independent within the meaning of the Nasdaq Stock Market listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend for election to the board.  The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Norfolk, Nebraska, not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the 7th day following the date on which notice of such meeting is first given to shareholders.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

The Nominating Committee held three meetings during 2014.

The Nominating Committee received two shareholder recommendations for nomination to the Board of Directors in connection with the 2015 Annual Meeting. On March 9, 2015, JCP Investment Partnership, L.P., a Texas limited partnership (“JCP”), submitted two nominees for election as Preferred Stock Directors at the Annual Meeting. JCP advised that it owns a total of 1000 shares of Series A preferred stock, which is .00125% of the outstanding Series A preferred stock, and a total of 1000 shares of common stock, which is .0002% of the outstanding common stock.  The Nominating Committee evaluated the two nominees for election as Preferred Stock Directors. See “Background of Solicitation” above.

Audit Committee

The Audit Committee consists of Messrs. Sabin (Chairman), Friend, and Whittemore.  All members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor.  The Board of Directors has determined that Messrs. Sabin and Whittemore are audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.” The Audit Committee held eight meetings during 2014.  The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by the SEC’s rule S-K 404(a).

Investment Committee

The Investment Committee currently consists of Messrs. Landry (Chairman), Elsztain, Sabin, Whittemore and Friend.  Mr. Friend became a member on March 24, 2015.  The Investment Committee’s primary responsibility is to review and approve or reject the Company’s proposed acquisition and divestiture of hotel properties, other investments in hotel properties, or other Company assets. The committee approves guidelines and processes for acquisitions to be presented to the Board of Directors, makes recommendations to the Board and senior management regarding acquisitions, reviews due diligence and financial analysis for hotel acquisition, divestiture and investments, and makes recommendations on the Board’s acquisition and divestment strategies.  The committee has the authority to approve hotel acquisitions within the purchase price authority as set by the Board from time to time, and to approve of any hotel divestiture in accordance with divestiture strategy established by the Board.  The committee operates pursuant to a written charter adopted by the Board.  A copy of charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.”

Search Committee

Following Mr. Walters’ announcement in September 2014 of his intention to step down as Chief Executive Officer of the Company, the Board of Directors formed a Search Committee consisting of Messrs. Friend, Landry and Sabin (Chairman).  The Committee was tasked with searching for, evaluating, and providing the Board of Directors with candidates for the position of Chief Executive Officer.  The Committee reviewed candidates and conducted interviews through February 2015. On March 2, 2015, Mr. Blackham was appointed Chief Executive Officer of the Company by the Board of Directors, following the committee’s successful  search and evaluation and based on the committee’s recommendation.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Supertel Hospitality, Inc., 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2014.  Mr. Whittemore was an executive officer of the Company from November 2001 to August 2004.  No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a director of the Company.

Certain Relationships and Related Transactions

Purchase Agreement and Series C Convertible Preferred Stock.  On November 16, 2011, with the unanimous approval of the Board of Directors, the Company and Supertel Limited Partnership entered into a Purchase Agreement (the “Purchase Agreement”) with Real Estate Strategies L.P., a Bermuda limited partnership (“RES”), for the purchase from the Company of up to 3 million shares of Series C convertible preferred stock.  RES is an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima, a publicly-traded company (NYSE: “IRS”) based in Buenos Aires, Argentina (“IRSA”).  The Company issued an aggregate of 3,000,000 shares of Series C convertible preferred stock to RES for $30 million in closings on February 1 and February 15, 2012.

Currently, the Series C convertible preferred stock is convertible, at the option of the holder, at any time into common stock at a conversion price of $1.60 for each share of common stock, which is equal to the rate of 6.25 shares of common stock for each share of Series C convertible preferred stock. A holder of Series C convertible preferred stock will not have conversion rights to the extent the conversion would cause the holder and its affiliates to beneficially own more than 34% of voting stock (the “Beneficial Ownership Limitation”). “Voting stock” means capital stock having the power to vote generally for the election of directors of the Company.

The Series C convertible preferred stock will vote with the common stock as one class, subject to certain voting limitations. For any vote, the voting power of the Series C convertible preferred stock will be equal to the lesser of: (a) 0.78625 vote per share, or (b) an amount of votes per share such that the vote of all shares of Series C convertible preferred stock in the aggregate equal 34% of the combined voting power of all the Company voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by RES and its affiliates (the “Voting Limitation”).

As long as RES has the right to designate two or more directors to the Company Board of Directors pursuant to the Directors Designation Agreement (described below), the following requires the approval of RES and IRSA:

•	the merger, consolidation, liquidation or sale of substantially all of the assets of the Company;

•	the sale by the Company of common stock or securities convertible into common stock equal to 20% or more of the outstanding common stock or voting stock; or

•
any Company transaction of more than $120,000 in which any of its directors or executive officers or any member of their immediate family will have a material interest, exclusive of employment compensation and interests arising solely from the ownership of the Company equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

Warrants.  On February 1, 2012 and February 15, 2012, with the unanimous approval of the Board of Directors and in connection with the purchase of the Series C convertible preferred stock, the Company issued and RES received warrants (“Warrants”) to purchase 3,725,000 shares of the Company’s common stock. Subject to the Beneficial Ownership Limitation, the Warrants are exercisable at any time on or before January 31, 2017.  The Warrants are currently exercisable at an exercise price of $1.92 per share of common stock. The exercise price may be paid in cash, or the holder may also elect to pay the exercise price by having the Company withhold a sufficient number of shares from the exercise with a market value equal to the exercise price.

Investor Rights and Conversion Agreement.  The Company, with the unanimous approval of the Board of Directors, entered into an Investor Rights and Conversion Agreement (the “Investor Rights and Conversion Agreement”) dated February 1, 2012 with RES and IRSA pursuant to which the Company granted RES and its affiliates and their respective subsidiaries, among other rights, the right to purchase equity shares or securities convertible into equity shares in future Company offerings on a pro rata basis based on their combined ownership of common stock and Series C convertible preferred stock, provided that such purchase would not cause RES and its affiliates to exceed the Beneficial Ownership Limitation.  In the agreement, RES agreed to certain standstill provisions including that neither RES nor its affiliates will acquire any securities that would result in RES and its affiliates owning more than 34% of the voting stock of the Company.

Registration Rights Agreement.  The Company, with the unanimous approval of the Board of Directors, entered into a registration rights agreement (the “Registration Rights Agreement”) dated February 1, 2012 with RES and IRSA. The Registration Rights Agreement requires the Company to register for resale by the holders the common stock issued upon conversion of the Series C convertible preferred stock and upon exercise of the Warrants, and the Warrants and the Series C convertible preferred stock. The Registration Rights Agreement also grants RES the right to participate in certain future underwritten offerings of securities by the Company.

Directors Designation Agreement.  The Company, with the unanimous approval of the Board of Directors, entered into a directors designation agreement (the “Directors Designation Agreement”) dated February 1, 2012 with RES and IRSA pursuant to which the Company will appoint up to four directors designated by RES and IRSA to the Company Board of Directors.  See “Item 1.  Election of Directors” below.

Loan Agreement.  On January 9, 2014, the Company entered into a loan agreement with RES, whereby the Company could borrow up to $2,000,000 from time to time in revolving loans.  In a rights offering of common stock concluded on June 6, 2014, RES and affiliate, Efanur SA, applied the $2,000,000 owed to them under the loan to purchase 1,250,000 shares of common stock at $1.60 per share.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than eleven directors. The Board of Directors is presently comprised of eight members.  Nine directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees, except for John M. Dinkel and Daphne J. Dufresne, is currently a director and has served continuously since joining the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with the Nominating Committee of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

In connection with a $30 million investment by RES in the Series C convertible preferred stock, the Company and RES entered into Directors Designation Agreement dated February 1, 2012.  Pursuant to the agreement, RES may appoint up to four directors for the Board of Directors based on RES’s voting power on a fully diluted basis (exclusive of the warrants held by RES). RES may appoint the following number of directors if it owns the indicated percentage of voting power:

Voting Power	No. of Directors

34%	4

22% or more but less than 34%	3

14% or more but less than 22%	2

7% or more but less than 14%	1

Pursuant to the designation of RES, Messrs. Elsztain, Friend and Sabin have been nominated for election as members of the Board.  At least one of the directors designated by RES will be appointed to the Nominating Committee. As long as RES beneficially owns 7% or more of the voting power of the capital stock of the Company, the RES designees will be nominated and recommended for election at each annual meeting of the Company stockholders.

Common Stock and Series C Convertible Preferred Stock Director Nominees

The names of the seven director nominees submitted for election by the holders of the common stock and the Series C convertible preferred stock, voting as one group, and certain information about the nominees, are set forth below.

J. William Blackham, Director and Chief Executive Officer. Mr. Blackham, age 61, is a co-owner and since 2008 to present, was actively involved as the managing member of Trinity Investment Partners, LLC.  Also since early 2011, he has served as the owner and managing member of Proximo Investments & Advisors, LLC, an investment and advisory company, and in various roles, including consultant, trustee and manager of affiliates, for Assured Administration, LLC.  He was president and CEO of Eagle Hospitality, a hotel REIT which traded on the NYSE until its sale in 2007 and has been  active for several decades in entities involved in real estate and hospitality development, acquisition and advisory services.  Mr. Blackham was appointed to the Company’s Board of Directors on March 2, 2015.

Mr. Blackham’s extensive experience as a leader of real estate ventures, his public hospitality REIT experience, and his proven capital raising experience provides the Board with strong leadership and expertise in the hospitality REIT industry.

Daphne J. Dufresne, Director Nominee.   Ms. Dufresne, age 43, has been a Managing Director of RLJ Equity Partners (“RLJ”), a private equity fund since 2006.  Ms. Dufresne participated in building the RLJ investment team, raising $230 million of institutional capital, and constructing a partnership with The Carlyle Group, a global private equity firm.  Prior to RLJ,  Ms. Dufresne was a Venture Partner during 2005 with Parish Capital Advisors, a $425 million fund of funds for emerging and experienced institutional investors and a Principal from 1999 to 2005 at Weston Presidio Capital, a private equity organization with $3.4 billion of assets under management. She also served as Associate Director in 1997 in the Bank of Scotland’s Structured Finance Group.  Ms. Dufresne received her B.S. from the University of Pennsylvania and her M.B.A. from the Harvard Business School.

Ms. Dufresne extensive experience with capital sources and capital raising will provide the Board with substantial experience and expertise in reviewing and improving the Company’s capital structure.

Daniel R. Elsztain, Director.  Mr. Elsztain, age 42, obtained a degree in Economic Sciences from the Torcuato Di Tella University and has a Masters in Business Administration from the Austral IAE University.  At present, he is a member of the board of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), a real estate public company listed both on the New York Stock Exchange ("NYSE") and the Buenos Aires Stock Exchange ("BASE"), as well as its Chief Operating Officer and other executive capacities since 2004.  He is a board member of Alto Palermo S.A. (APSA), a retail public company listed both on NASDAQ and BASE.

His extensive experience in IRSA’s real estate operations and his participation on other public company boards provides the Board with a source of substantial lodging and real estate knowledge.

Committees:  Investment, Compensation

James H. Friend, Chairman of the Board.  Mr. Friend, age 63, has been president and CEO of Friend Development Group, LLC since 1997 and has been actively involved in the hotel and real estate business for more than 26 years.  Mr. Friend has extensive experience in the development process, including ground-up development, renovations, adaptive re-use and mixed-use developments.  He has particular expertise developing and financing complicated real estate projects in urban and suburban areas.  Mr. Friend has arranged financing for hotel and other real estate projects in excess of $500 million.  He has worked closely with all major hotel brands, including Hilton, Marriott, Hyatt, Starwood, Intercontinental, Wyndham and Choice.  He also has experience working with numerous luxury and independent luxury hotel brands as well as with branded and unbranded boutique hotels. Mr. Friend has partnered with major institutions, investment funds, high net worth families and significant hotel investment groups.   He has advised NYSE companies, REIT's, banks, hedge funds and privately held companies in a wide range of real estate product types, including hotels, retail, assisted living, multi-family and mixed-use development.

Mr. Friend is a graduate of Stanford University and the Northwestern University School of Law.  He is a member of the Bar of the State of New York.  He has served on various philanthropic boards, including the board of directors of the Stanford Alumni Association and currently is the chairman of the Stanford New York Alumni Board.  He also has served as an adjunct professor at the Tisch Center for Hospitality, Tourism and Sports Management at New York University.

Mr. Friend’s years of work in the hotel and real estate industry provides the Board with a diverse and unique source of hotel and real estate knowledge.

Committees: Audit, Nominating, Investment, Search

Donald J. Landry, Director.  Mr. Landry, age 66, is president and owner of Top Ten, an independent hospitality industry consulting company.  Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions.  Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.  Mr. Landry currently serves on the corporate advisory boards of Campo Architects, UniFocus and Windsor Capital Group, Quantum Leap and numerous nonprofit boards.  Mr. Landry is a member of the board of trustees of Hersha Hospitality Trust.  Mr. Landry is a frequent guest lecturer at the University of New Orleans where he serves on the board of the School of Hospitality, Restaurant and Tourism.  Mr. Landry holds a bachelor of science from the University of New Orleans, which awarded him Alumnus of the Year in 1999.  Mr. Landry is a Certified Hotel Administrator.

Mr. Landry’s more than 45 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management provides the Board with an experienced source on lodging and real estate industries.

Committee:  Investment, Compensation, Nominating, Search

John M. Sabin, Director.  Since May 2011, Mr. Sabin, age 60, has been the Executive Vice President and Chief Financial Officer of Revolution LLC as well as the Chief Financial Officer of The Stephen Case Foundation and the Case Family Office. Previously he was the Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc. a private healthcare information technology outsourcing and consulting firm, from October 2004 to May 2011. Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a private bioinformatics and contract research biotech company, from January 2000 to October 2004. Prior to joining NovaScreen, Mr. Sabin served as a finance executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc. all of which were public companies at the time of his service. In his professional life Mr. Sabin has had commercial lease experience with a national law firm, transactional real estate experience with national hospitality and health care firms, commercial real estate financing experience, IPO experience, as well as experience as an audit committee and board member of several other public companies. Mr. Sabin is a member of the board of trustees of Hersha Hospitality Trust.  Mr. Sabin has received Bachelor of Science degrees in Accounting and in University Studies; a Masters of Accountancy and a Masters in Business Administration from Brigham Young University, and he also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.

Mr. Sabin’s qualifications include substantial hospitality industry experience, as well as his substantial legal, finance and accounting experience.  His current and prior service as both General Counsel and Chief Financial Officer of various companies provides the Board with valuable insights with respect to finance, accounting, legal and corporate governance matters.

Committees: Audit, Compensation, Investment, Nominating, Search

George R. Whittemore, Director. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 65, retired, served as President and Chief Executive Officer of the Company until August 15, 2004. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick has served as an underwriter for Company public stock offerings.  He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wells Fargo Corporation). Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. Mr. Whittemore is currently a director of Village Bank & Trust Financial Corp. in Richmond, Virginia. He is also a director of Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus Real Estate Investment Trust II, Inc. and Lightstone Value Plus Real Estate Investment Trust III, Inc.  He serves on the audit committee of these four companies. Mr. Whittemore is a graduate of the University of Richmond.

Mr. Whittemore’s experience as a director of real estate trusts and as a former chief executive of the Company provides significant assistance to the Board in the oversight of Company business and the conduct of Company operations as a real estate investment trust.

Committees: Audit, Compensation, Investment

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

Series A Preferred Stock and Series B Preferred Stock Director Nominees

The names of the two director nominees submitted for election by the holders of the Series A preferred stock and Series B preferred stock, voting as one group, and certain information about the nominees, are set forth below.

John M. Dinkel, Director Nominee.  Mr. Dinkel, age 60,  is a co-owner of Dinkel Implement Company of Norfolk and Scribner Nebraska (“Dinkel Implement”), a farm equipment business with multi-million dollar annual revenue. He has served as president of Dinkel Implement since July 2014, and as Vice-President since July 1978.  He has served on the Nebraska Investment Council since his appointment in 2006 by the Governor of Nebraska, setting policy for state retirement and college savings plans, and other assets totaling $22 billion as of December 31, 2014.  He was a member of the Council for Discipline of the Nebraska Supreme Court from 2006 through December 2014.  He has previously served on several school and hospital boards and is currently Vice President – Faith Regional Hospital Board.  Among his investments, Mr. Dinkel holds 151,298 shares of common stock, which is 3.0% of the outstanding common stock, 31,202 shares of Series A preferred Stock, which is 3.9% of the outstanding Series A preferred stock and 13,629 shares of the Series B preferred stock, which is 4.0% of the outstanding Series B preferred stock.

Mr. Dinkel’s private business ownership experience and his preferred stock ownership will provide significant assistance to the Board in its service to the holders of preferred stock.

Kelly A. Walters, Director.  Mr. Walters served as President and Chief Executive Officer of the Company from April 14, 2009 to February 28, 2015.  Mr. Walters, age 54, is a former Senior Vice President from October 2006 to April 2009 for North Dakota-based Investors Real Estate Trust (IRET), a public self-advised equity real estate investment trust. Prior to IRET, he was Senior Vice President and Chief Investment Officer from 1993 to 2006 of Omaha-based Magnum Resources, Inc., a privately held real estate investment and operating company. Preceding Magnum Resources, Mr. Walters was an officer and senior portfolio manager at Brown Brothers Harriman & Company in Chicago.  He also held investment positions with Peter Kiewit Sons’ Inc.   Mr. Walters is currently a director of Bridges Investment Fund Inc., a publicly traded mutual fund.  He holds a B.S.B.A. degree in banking and finance from the University of Nebraska at Omaha and an EMBA from the University of Nebraska.

Mr. Walters’ experience with public real estate investment trusts and many years of experience in real estate investment provides the Board with extensive knowledge of the operation of real estate investment trusts and real estate investments and provide assistance to the Board in service to the holders of preferred stock.

Committee:  Investment

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee of the Board of Directors (the “Committee”) believes is relevant to an assessment and understanding of compensation awarded to, earned by or paid to the Company’s executive officers listed in the summary compensation table (named executive officers). This discussion should be read in conjunction with the summary compensation table and related tables below.

Compensation Overview and Objective. The Committee has the responsibility for developing and maintaining an executive compensation policy for named executive officers that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its goals to achieve long term profitability and to advance the interest of the Company’s shareholders.  The compensation program for named executive officers seeks to achieve the objective of retaining a high caliber of management by:

•	providing overall competitive pay levels,

•	creating proper incentives to enhance shareholder value,

•	rewarding superior performance, and

•	compensating at levels that are justified by the returns available to shareholders.

Compensation Practices. The Committee reviews and evaluates the performance of the executive officers during the year, and will award cash bonuses or long-term incentives for significant performance.

The Company adopted the Supertel 2006 Stock Plan in 2006 for the benefit of its named officers and other employees. The plan, approved by the Company shareholders, is the only equity based compensation plan adopted by the Company. The Company does not have a pension plan. The Company’s executive officers may participate in its 401(k) Plan on the same terms as other participating employees. The Company does not maintain a perquisite program for its executive officers.

Employment Agreements

Chief Executive Officer Transition.  On March 2, 2015, Mr. Blackham joined the Company as Chief Executive Officer.  He replaces Kelly Walters, who remained on the Company’s Board of Directors. Mr. Blackham’s employment agreement has a three year term, and under the employment agreement he will (i) receive an annual base salary of $350,000, (ii) receive consideration for an annual cash bonus and (iii) be eligible to participate in any Company long-term incentive program.  Pursuant to his 2015 annual bonus plan, he has a target performance bonus equal up to 100% of his base salary for achieving key performance objectives of market capitalization growth, developing and executing the 2015 business plan, executing a property acquisition and divestment plan, improving the performance of the legacy hotel portfolio and leading the management team. As an inducement to accept employment, Mr. Blackham received a warrant to purchase 657,894 shares of common stock.  Mr. Blackham has exercised the warrant to purchase 227,894 shares of common stock and may exercise the balance of the warrant, in whole or in part, until March 2, 2018, to purchase 430,000 shares of common stock at $1.92 per share.

Executive Agreements.  In connection with the $30 million investment by Real Estate Strategies L.P. (“RES”) in preferred stock of the Company, the Company entered into employment agreements, approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on February 1, 2012 with Kelly A. Walters, President and Chief Executive Officer, and Corrine L. Scarpello, Senior Vice President and Chief Financial Officer.  The agreements maintain the named executive’s 2011 base salaries.  The Company entered into an employment agreement, approved by the Compensation Committee,  with Jeffrey W. Dougan on July 15, 2013 with the commencement of his employment as the Company’s Chief Operating Officer.  Under the agreement Mr. Dougan receives an annual base salary of $190,000, and was paid a cash signing bonus of $25,000 and a relocation expense reimbursement of up to $25,000.

The employment agreements provide that base salaries will be reviewed annually and further provide that the executives will be considered for cash bonuses and option grants annually. Any such bonus is to be based on the recommendation of the Compensation Committee and any such option grant is to be made in the sole discretion of the Compensation Committee.  One-third of the severance will be paid in the form of the Company’s equity to the extent available from shareholder approved plans.  The employment agreements of Mr. Walters and Ms. Scarpello terminated on January 31, 2015.  The employment agreement of Mr. Dougan continues until July 14, 2015 and thereafter until terminated by the Company or Mr. Dougan.

Components of Compensation. The Company’s executive compensation has three components, each of which is intended to support the overall compensation objective of retaining a high caliber of management. The three components are base salary, annual bonuses, and equity incentives.  Since 2006, the Company has had the ability to use equity incentives in the compensation program for named executive officers.

Base Salary. Base salary is targeted to be competitive to attract and retain executives qualified to manage a hotel REIT. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers are typically reviewed by the Compensation Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee approved an increase of Mr. Dougan’s base salary for fiscal 2015 from $190,000 to $205,000.  Mr. Walters and Ms. Scarpello each advised the Company in 2014 that they would be leaving their respective positions of chief executive officer and chief financial officer.  As a consequence, the Compensation Committee has not reviewed executive salaries for 2015 for these executives, and their base salaries remained unchanged from 2014 levels.

Annual Bonuses.  In recognition of Mr. Dougan’s performance as Chief Operating Officer in 2014, the Compensation Committee approved a cash bonus of $19,000.

Equity Incentive Plan. Equity stock incentives are provided primarily through grants of stock options to executive officers pursuant to the shareholder approved Company 2006 Stock Plan. The Committee recognizes the value of equity incentives in assisting the Company in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between the Company shareholders and its directors, officers and employees. Stock options are granted at the market value on the date of the grant and have value only if the Company’s stock price increases.  Employees must be employed by the Company at the time of vesting in order to exercise the options.

No equity awards were granted under the Company 2006 Stock Plan to the named executive officers in 2014.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
George R. Whittemore, Chairman Donald J. Landry John M. Sabin

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Kelly A. Walters	2014	290,000	0	0	0	10,400	300,400
Former Chief	2013	290,000	0	0	0	10,200	300,200
Executive Officer	2012	262,000	0	22,500	9,750	36,300	330,550

Corrine L. Scarpello	2014	200,100	0	0	0	8,133	208,233
Chief Financial Officer	2013	200,100	0	0	0	8,408	208,508
	2012	200,100	0	18,000	7,800	8,004	233,904

Jeffrey W. Dougan(3)	2014	190,000	19,000	0	0	8,425	217,425
Chief Operating Officer	2013	84,038	25,000	22,750	5,000	4,362	141,150

Patrick E. Beans Senior(4)	2014	145,000	0	0	0	5,850	150,850
Vice President and Treasurer	2013	133,846	0	0	0	5,354	139,200

(1)
These columns reflect the grant date fair value of the stock awards and stock options granted in accordance with FASB Accounting Standards Codification Topic 718. See footnote 12 to the Company’s consolidated financial statements for the assumptions used in the valuation of these awards.

(2)
Amounts for the named executive officers represent contributions credited by the Company during 2014, 2013, and 2012 to its 401(k) plan.  Amount for Mr. Walters also includes director fees of $26,500 earned by him during 2012.  Mr. Walters no longer receives director fees starting in 2013.

(3)
Mr. Dougan became our Chief Operating Officer in July 2013. Mr. Dougan was paid a cash bonus of $19,000 for 2014 in December 2014 and a signing bonus of $25,000 in July 2013 with the commencement of his employment at the Company.

(4)	Mr. Beans became our Senior Vice President and Treasurer in March 2013.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kelly A. Walters Chief Executive Officer	3,125	0	7.84	Dec 4, 2015
Corrine L. Scarpello Chief Financial Officer	2,500	0	7.84	Dec. 4, 2015
Jeffrey W. Dougan Chief Operating Officer	1,041	2,084	8.08	July 15, 2017	2,084	4,814

(1) The options expiring on July 15, 2017 vested and will vest in equal one-third increments on July 15, 2014, 2015 and 2016.

(2) The restricted shares for Mr. Dougan vested and will vest in one-third increments on July 15, 2014, 2015, and 2016.  Market value is based on the closing price of the common stock on December 31, 2014.

Potential Payments Upon Termination or Change-in-Control

The employment agreement with Mr. Dougan provides for the payment of severance in the event the Company terminates employment without cause. “Cause” for this employment agreement means (a) an unlawful or criminal act by the executive involving moral turpitude or resulting in a financial loss to the Company, or upon conviction of a felony; or (b) subject to certain cure rights of the executive, the executive fails to obey written directions delivered to the executive by the Board or Chief Executive Officer, or the executive commits a material breach of any of the covenants, terms and provisions of the agreement. His employment agreement continues until July 14, 2015 and continues thereafter until terminated by either the Company or Mr. Dougan. If he is terminated without cause prior to July 15, 2014, he will receive severance, paid in bi-weekly installments, equal to 12 months of his base salary. If he is terminated without cause on or before July 15, 2015, he will receive severance, paid in bi-weekly installments, equal to 12 months of his base salary, reduced by 1/12th for each month he is employed by the Company after July 15, 2014. One-third of the severance may be paid in the form of the Company’s equity to the extent available and permissible under shareholder-approved plans.

If on the last day of fiscal 2014 the Company discharged Mr. Dougan without cause, then he would have received $95,000.

The Company’s shareholder-approved 2006 Stock Plan provides that all outstanding options become immediately exercisable and restricted stock awards immediately vest in the event of a change in control.  Additionally, Mr. Dougan’s restricted stock award agreement provides that his restricted stock award immediately vests in the event of a change of control (as defined in the Company 2006 Stock Plan).  A change in control, defined in the Company’s 2006 Stock Plan, generally occurs if: (i) a person, entity or group (excluding Company plans) acquires 50% or more of the Company’s common stock or total voting power of the Company’s voting securities; (ii) incumbent directors or their replacements (whose election or nomination was approved by at least a majority of then incumbent directors) cease to constitute a majority of the board; (iii) a reorganization, merger, consolidation, or sale of substantially all of the Company’s assets occurs unless the Company’s shareholders prior to the transaction own after the transaction 50% or more of the voting power of the Company’s securities; and (iv) the Company is liquidated or dissolved.  If such a change in control had occurred on the last day of fiscal 2014, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options held by Mr. Walters and Ms. Scarpello would have been:  Mr. Walters - $-0- and Ms. Scarpello - $-0-; and the value of unvested restricted stock held by Mr. Dougan would have been $4,814.  The unvested stock options for such individuals and the unvested restricted stock for such individuals are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Steve H. Borgmann*	6,222	0	0	6,222
Daniel R. Elsztain	24,000	5,232	0	29,232
James H. Friend	36,000	0		36,000
Donald J. Landry	34,888	7,849		42,732
William C. Latham*	20,199	0	0	20,199
John M. Sabin	37,500	5,232		42,732
George R. Whittemore	27,500	5,232	0	32,732

* Mr. Borgmann resigned from the Board of Directors on March 26, 2014. Mr. Latham resigned from the Board of Directors on October 20, 2014.

Each director in 2014 received an annual retainer of $20,000.  Additionally, directors received fees of $1,000 per board meeting attended in person and $500 per telephonic board meeting. Committee chairmen received compensation as follows: Audit Committee chairman annual retainer of $3,000 and Compensation Committee chairman annual retainer of $1,500.  Each Audit Committee member, other than the chairman, receives a fee of $375 per quarter.  Messrs. Friend, Landry and Sabin each received a fee of $10,000 for service on a special Search Committee formed to coordinate the search for the Company’s new chief executive officer.  The Investment Committee chairman receives a monthly fee of $750.  Each member of the Investment Committee who is an independent director, other than the chairman, receives a monthly fee of $500.  The fees to the Investment Committee are paid quarterly in arrears in common stock issued under the 2006 Stock Plan, based on a value per share equal to the average of the closing price of the common stock during the first 20 trading days of the year.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market listing standards. The Board of Directors has determined that Mr. Sabin and Mr. Whittemore are audit committee financial experts (as defined by the Securities and Exchange Commission). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee received from and discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG any matters required to be discussed by Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board relating to communications between the Audit Committee and the independent auditors.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
John M. Sabin, Chairman James H. Friend George R. Whittemore

ITEM 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2014	2013
Audit Fees(1)	$582,000	$535,000
Audit Related Fees	0	0
Tax Fees(2)	135,065	124,229
All Other Fees	0	0
Total	$717,265	$659,229

(1)
Includes fees billed for professional services rendered by KPMG for the audit of the Company’s fiscal 2014 and 2013 annual financial statements, and review of the Company’s quarterly financial statements during 2014 and 2013.

(2)	Includes fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2014 and 2013 fiscal years is compatible with maintaining KPMG’s independence from the Company.

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Sabin, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2015 and requests that shareholders ratify this appointment. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of KPMG as the Company’s Independent Accountants for Fiscal Year 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of our common stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2014 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the common stock on a timely basis except Form 4’s for each of Mr. Walters and Ms. Scarpello reporting shares deducted to cover vesting of restricted stock awards were inadvertently filed eleven days late.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2016 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 22, 2015.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting.  Generally, a shareholder must give timely notice to the Secretary of the Company.  To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days prior to the annual meeting.  The bylaws specify the information which must accompany such shareholder notice.  Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

James H. Friend Chairman
May 6, 2015

ANNEX A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2015 annual meeting of shareholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled “Election of Directors” of this proxy statement. The names of the Directors and Nominees are set forth below and the business addresses for all the Directors and Nominees is c/o Supertel Hospitality, Inc., 1800 West Pasewalk Avenue, Ste 200, Norfolk NE 68701.

Name

J. William Blackham
John M. Dinkel
Daphne J. Dufresne
Daniel R. Elsztain
James H. Friend
Donald J. Landry
John M. Sabin
Corrine L. Scarpello
Kelly A. Walters
George R. Whittemore

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Supertel Hospitality, Inc., 1800 West Pasewalk Avenue, Ste 200, Norfolk NE 68701.

Name	Title
J. William Blackham	Chief Executive Officer
Corrine L. Scarpello	Senior Vice President, Chief Financial Officer
Patrick E. Beans	Senior Vice President, Treasurer
Jeffrey W. Dougan	Senior Vice President, Chief Operating Officer

Information Regarding Ownership of Company Securities By Participants

The amount of the Company’s securities beneficially owned by each Participant as of April 29, 2015, including the number of securities for which beneficial ownership can be acquired within 60 days of such date are listed below. If the Participant is not listed, the Participant is not the beneficial owner of any Company securities. The address of each Participant is c/o Supertel Hospitality, Inc., 1800 West Pasewalk Avenue, Ste 200, Norfolk NE 68701. Except as otherwise noted in the footnotes below, each person identified in the table below has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Name and Address of Beneficial Owner	Title of Class	Amount of Beneficial Ownership

J. William Blackham	common stock	657,894	(1)
Kelly A. Walters	common stock	34,972	(2)
	Series B preferred stock	2,604
George R. Whittemore	common stock	19,933	(3)
John M. Sabin	common stock Series B preferred stock	8,296 200
James H. Friend	common stock	1,621
Donald J. Landry	common stock Series A preferred stock Series B preferred stock	10,568 500 200
Daniel R. Elsztain	common stock	5,046
Corrine L. Scarpello	common stock	7,096	(4)
	Series B preferred stock	225
Patrick E. Beans	common stock Series B preferred stock	3,000 500
Jeffrey W. Dougan	common stock	3,764	(5)
John M. Dinkel	common stock Series A preferred stock Series B preferred stock	151,298 31,202 13,629

(1)	Includes 430,000 shares of common stock which Mr. Blackham has the right to acquire through the exercise of an employment grant of a warrant.
(2)	Includes 3,125 shares of common stock which Mr. Walters has the right to acquire through the exercise of options.
(3)	Includes 5,772 shares of common stock owned by Mr. Whittemore’s wife.
(4)	Includes 2,500 shares of common stock which Ms. Scarpello has the right to acquire through the exercise of options.
(5)	Includes 1,041 shares of common stock which Mr. Dougan has the right to acquire through the exercise of options.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. Any Participant not shown did not purchase or sell Company’s securities in the last two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (April 2013 to May 2015)

Name of Beneficial Owner	Transaction Date	# of Shares (common stock, unless otherwise stated)	Transaction Description
Patrick E. Beans	3/25/15	3,000	Open Market Purchase
	3/25/15	500 Series B Preferred	Open Market Purchase
J. William Blackham	3/11/15	227,894	Exercise of employment grant warrant
	3/2/15	657,894	Employment grant warrant to purchase common stock
	3/2/15	657,894	Employment grant of LTIP units subject to achieving future performance milestones
John M. Dinkel	4/15/13	400 Series B preferred stock	Open Market Sale
	4/19/13	800 Series B preferred stock	Open Market Sale
	6/5/13	625	Open Market Purchase
	6/10/13	688	Open Market Purchase
	6/25/13	250	Open Market Purchase
	6/26/13	367	Open Market Purchase
	7/17/13	3,125	Open Market Purchase
	8/9/13	300 Series A preferred stock	Open Market Purchase
	8/15/13	6,083 Series A preferred stock	Open Market Purchase
	10/3/13	800	Open Market Purchase
	10/15/13	100	Open Market Purchase
	10/16/13	610	Open Market Purchase
	11/12/13	337 Series B preferred stock	Open Market Purchase
	11/13/13	1,163 Series B preferred stock	Open Market Purchase
	11/14/13	2,000	Open Market Purchase
	11/19/13	1,000	Open Market Purchase
	11/19/13	500 Series B preferred stock	Open Market Purchase
	11/21/13	1,000	Open Market Purchase
	12/12/13	3,800	Open Market Sale
	12/12/13	1,000 Series B preferred stock	Open Market Purchase
	12/13/13	800 Series B preferred stock	Open Market Purchase
	12/13/13	1,401 Series A preferred stock	Open Market Purchase
	12/16/13	1,500 Series B preferred stock	Open Market Purchase
	12/17/13	2,000 Series A preferred stock	Open Market Purchase
	12/18/13	2,000	Open Market Purchase
	12/18/13	1,000 Series A preferred stock	Open Market Purchase
	12/27/13	500 Series B preferred stock	Open Market Purchase
	1/16/14	500 Series B preferred stock	Open Market Purchase
	1/17/14	500 Series B preferred stock	Open Market Purchase
	2/7/14	500 Series B preferred stock	Open Market Purchase
	2/20/14	1,000 Series B preferred stock	Open Market Purchase
	2/21/14	4,500 Series A preferred stock	Open Market Purchase
	3/24/14	500 Series B preferred stock	Open Market Purchase
	5/16/14	3,000	Open Market Purchase
	5/23/14	4,000	Open Market Purchase
	5/28/14	3,604	Open Market Purchase
	6/4/14	45,000	Exercise of registered subscription rights
	7/11/14	3,500 Series A preferred stock	Open Market Sale
	7/11/14	1,500 Series B preferred stock	Open Market Sale
	7/16/14	500 Series B preferred stock	Open Market Sale
	11/7/14	2,500 Series A preferred stock	Open Market Purchase
	11/19/14	1,500 Series A preferred stock	Open Market Purchase
	12/8/14	2,000 Series B preferred stock	Open Market Sale
	12/9/14	1,000 Series B preferred stock	Open Market Sale
	12/31/14	6,000	Open Market Sale
Jeffrey Dougan	7/15/14	402	Disposition to issuer to cover taxes
	7/15/13	3,125	Grant of restricted stock
Daniel R. Elsztain	4/1/15	878	Grant of stock for Committee service
	1/2/15	664	Grant of stock for committee service
	10/1/14	664	Grant of stock for committee service
	7/1/14	664	Grant of stock for committee service
	4/1/14	664	Grant of stock for committee service
	1/2/14	166	Grant of stock for committee service
	10/1/13	166	Grant of stock for committee service
	7/1/13	166	Grant of stock for committee service
	4/1/13	166	Grant of stock for committee service
Donald J. Landry	4/1/15	1,316	Grant of stock for committee service
	3/31/15	500 Series A preferred stock	Open market purchase
	3/31/15	200 Series B preferred stock	Open market purchase
	3/25/15	3,000	Open market purchase
	1/2/15	996	Grant of stock for committee service
	10/1/14	996	Grant of stock for committee service
	7/1/14	996	Grant of stock for committee service
	4/1/14	996	Grant of stock for committee service
	1/2/14	249	Grant of stock for committee service
	10/1/13	249	Grant of stock for committee service
	7/1/13	249	Grant of stock for committee service
	4/1/13	249	Grant of stock for committee service
John Sabin	4/1/15	878	Grant of stock for committee service
	3/24/15	200 Series B preferred stock	Open market purchase
	1/2/15	664	Grant of stock for committee service
	10/1/14	664	Grant of stock for committee service
	7/2/14	664	Grant of stock for committee service
	5/30/14	1,500	Exercise of registered subscription rights
	4/1/14	664	Grant of stock for committee service
	1/2/14	664	Grant of stock for committee service
	10/1/13	166	Grant of stock for committee service
	7/1/13	166	Grant of stock for committee service
	4/1/13	166	Grant of stock for committee service
Corrine L. Scarpello	5/22/14	483	Disposition to issuer to cover taxes
	5/22/13	483	Disposition to issuer to cover taxes
Kelly A. Walters	5/22/14	604	Disposition to issuer to cover taxes
	5/22/13	604	Disposition to issuer to cover taxes
George R. Whittemore	4/1/15	878	Grant of stock for committee service
	1/2/15	664	Grant of stock for committee service
	10/2/14	664	Grant of stock for committee service
	7/1/14	664	Grant of stock for committee service
	4/1/14	664	Grant of stock for committee service
	1/2/14	166	Grant of stock for committee service
	10/1/13	166	Grant of stock for committee service
	7/1/13	166	Grant of stock for committee service
	4/1/13	166	Grant of stock for committee service

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in the proxy statement:

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•
No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•
No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•
No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

PROXY

SUPERTEL HOSPITALITY, INC.

1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701

WHITE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and James H. Friend, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock and Series C convertible preferred stock of Supertel Hospitality, Inc. held of record by the undersigned on April 29, 2015, at the annual meeting of shareholders to be held on June 10, 2015 or any adjournment thereof.

(Please date and SIGN on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
SUPERTEL HOSPITALITY, INC.

June 10, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.supertelinc.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

(1)	Election of Directors
	[ ]	FOR ALL NOMINEES:
	[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES.
	[ ]	FOR ALL EXCEPT:
(see instructions below)

NOMINEES:

	[ ]	J. William Blackham
	[ ]	Daphne J. Dufresne
	[ ]	Daniel R. Elsztain
	[ ]	James H. Friend
	[ ]	Donald J. Landry
	[ ]	John M. Sabin
	[ ]	George R. Whittemore

The Board of Directors recommends you vote FOR the following proposal.
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015.
	[ ]	For
	[ ]	Against
	[ ]	Abstain

(3)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in their discretion for any other matters coming before the meeting.

DATED:                    , 2015

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.            [    ]

PROXY

SUPERTEL HOSPITALITY, INC.

1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701

WHITE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and James H. Friend, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of Series A preferred stock and Series B preferred stock of Supertel Hospitality, Inc. held of record by the undersigned on April 29, 2015, at the annual meeting of shareholders to be held on June 10, 2015 or any adjournment thereof.

EXECUTION OF THIS WHITE PROXY CARD WILL REVOKE ALL OF UNDERSIGNED’S PRIOR PROXIES.

(Please date and SIGN on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
SUPERTEL HOSPITALITY, INC.

June 10, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.supertelinc.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

(1)	Election of Directors
	[ ]	FOR ALL NOMINEES:
	[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES.
	[ ]	FOR ALL EXCEPT:
(see instructions below)

NOMINEES:

	[ ]	John M. Dinkel
	[ ]	Kelly A. Walters

(2)
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting for the holders of the Series A preferred stock and the Series B preferred stock.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in their discretion for any other matters coming before the meeting.

DATED:                    , 2015

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.            [    ]